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                                                                 Exhibit (a)1.21

                       FRANK RUSSELL INVESTMENT COMPANY

                      AMENDMENT TO MASTER TRUST AGREEMENT

                     Regarding Designations of Sub-Trusts
                             and Classes of Shares

     AMENDMENT NO. 20 to the Amended Master Trust Agreement dated July 26, 1984 (referred to herein as the "Agreement"), done this 7th day of August, 2000, by the Trustees under such Agreement.

                                  WITNESSETH:
                                  -----------

     WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate sub-trusts and classes thereof; and

     WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the sub-trusts in accordance with the provisions of such Section 4.2; and

     WHEREAS, the Trustees wish to establish and designate additional sub-trusts and classes of shares of interest in such sub-trusts, and fix and determine certain relative rights and obligations of the shares of said classes of such sub-trusts; and

     WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval;

     NOW, THEREFORE, the Trustees hereby establish and designate the following sub-trusts, authorize the designation of classes of shares and fix the rights and preferences of the shares thereof as set forth herein.

Establishment and Designation of Sub-Trusts and Classes.
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     Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further sub-trusts, and without affecting the rights and preferences of any existing sub-trust or class of any existing sub-trust, the Trustees hereby establish and designate three additional sub-trusts which are designated the "Tax-Managed Overseas Equity Fund," "Select Value Fund," and "Select Growth Fund" (the "New Funds"). The shares of each such sub-trust shall be divided into Class A Shares, Class B Shares, Class C Shares, Class E Shares and Class S Shares. Each sub-trust shall have all the relative rights and preferences granted by the Agreement to the existing sub-trusts including those listed in Section 4.2 of the Agreement.
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     Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further classes of any sub-trusts, and without affecting the rights and performances of any existing sub-trust or class of any existing sub-trust, the Trustees hereby establish and designate a new Class E for each of the following sub-trusts: Tax-Managed Global Equity Fund, Tax-Managed Large Cap Fund and Tax-Managed Small Cap Fund ("Tax-Managed Funds").

     Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further classes of any sub-trusts, and without affecting the rights and performances of any existing sub-trust or class of any existing sub-trust, the Trustees hereby establish and designate a new Class A for each of the following sub-trusts: Money Market Fund and Tax Free Money Market Fund.

     Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further classes of any sub-trusts, and without affecting the rights and performances of any existing sub-trust or class of any existing sub-trust, the Trustees hereby establish and designate a new Class B for each of the following sub-trusts: Diversified Equity Fund, Special Growth Fund, Equity Income Fund, Quantitative Equity Fund, Diversified Bond Fund, Short Term Bond Fund, Multistrategy Bond Fund, Tax Exempt Bond Fund, International Securities Fund, Real Estate Securities Fund, Emerging Markets Fund, Equity Aggressive Strategy Fund, Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund, Tax-Managed Global Equity Fund, Tax-Managed Large Cap Fund, Tax-Managed Small Cap Fund, Money Market Fund and Tax Free Money Market Fund.

     Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further sub-trusts, and without affecting the rights and preferences of any existing sub-trust or class of any existing sub-trust, the Trustees hereby (i) redesignate Class S as Class I with respect to the Money Market Fund and Tax Free Money Market Fund (the "Money Funds") and (ii) establish and designate a new Class S and a new Class A for each of the Money Funds.

     In furtherance thereof, the Trustees direct that (i) new Class A Shares, Class B Shares, Class C Shares, Class E Shares, and Class S Shares of each New Fund, (ii) new Class E Shares of the Tax-Managed Funds, (iii) the new Class B Shares of the Class B Funds and (iv) new Class A, Class I and Class S Shares of the Money Funds shall have all the relative rights and preferences set forth in
Section 4.2 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of that Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except that:

     - each Class B and Class C Share offered in connection with a distribution plan pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended ("Distribution Plan") will bear, as a charge against distributable
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          income or gains or as a reduction in interest, certain fees under its
          Distribution Plan and will have exclusive voting rights on matters pertaining to the Distribution Plan of the Class and any related agreements;

     - each Class A Share, Class B Share, Class C Share and Class E Share offered in connection with a shareholder services ("Shareholder Services Plan") will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its respective Shareholder Services Plan and will have exclusive voting rights on matters pertaining to the Shareholder Services Plan of the Class and any related agreements;

     - each Class A, Class B, Class C, Class E, Class I and Class S Share of a Sub-Trust shall contain such conversion feature as may be required to comply with regulations applicable to the Sub-Trust or to the issuance of Shares of the Sub-Trust;

     - each Class A, Class B, Class C, Class E, Class I and Class S of a Sub-Trust will bear, as a charge against distributable income or gains or as a reduction in interest, differing amounts of certain expenses attributable to the Class;

     - the Board shall provide for differing payments of dividends from income or distributions of gains on a Class A, Class B, Class C, Class E, Class I and Class S of a Sub-Trust to reflect different charges against such income or gains or otherwise to equalize the net asset values of the Classes or, in the absence of such policies, the net asset value per share of different Classes of a Sub-Trust may differ at certain times;

     - each Class A, Class B, Class C, Class E, Class I and Class S of a Sub-Trust may be accorded such different exchange privileges from Shares of another Class as the Board may deem proper from time to time;

     - each Class A, Class B, Class C, Class E, Class I and Class S of a Sub-Trust shall be subject to such different conditions of redemption, as shall be set forth in the Trust's registration statement from time to time;

     - each Share of any Class of a Sub-Trust will vote exclusively on matters solely affecting Shares of that Class, and shall not vote upon matters which do not affect such Class;

     - each Class A, Class B, Class C, Class E, Class I and Class S Share of a Sub-Trust will have a different class designation from any other Class of that Sub-Trust; and

     - each Class A, Class B, Class C, Class E, Class I and Class S of a Sub-Trust may have such additional rights and preferences, or be subject to
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          such restrictions and qualifications, as the Trustees by resolution may determine, consistent with the provisions of the 1940 Act and the Internal Revenue Code, as amended, and not otherwise identified above.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.



/s/ Lynn L. Anderson                         /s/ Eleanor W. Palmer
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Lynn L. Anderson                             Eleanor W. Palmer


/s/ Paul E. Anderson                         /s/ Lee C. Gingrich
----------------------------                 -----------------------------
Paul E. Anderson                             Lee C. Gingrich


/s/ Paul Anton                               /s/ William E. Baxter
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Paul Anton                                   William E. Baxter


/s/ Kristianne Blake                         /s/ Raymond P. Tennison, Jr.
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Kristianne Blake                             Raymond P. Tennison, Jr.